                                                                  EXHIBIT  10.27

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of the 28th day of September, 1995, and entered into by and between (i) BANK OF AMERICA TEXAS, N.A., a national banking association, with offices at 1925 W. John Carpenter Freeway, Irving, Texas 75063-3297 (the "Lender") as assignee of BankAmerica Business Credit, Inc., and (ii) SUN COAST HOLDINGS, INC., a Nevada corporation, with offices at 300 South Fourth Street, Bank of America Plaza, Suite 1100, Las Vegas, Nevada 89101 (herein referred to as "Borrower"), Borrower being a wholly-owned subsidiary of (iii) SUN COAST INDUSTRIES, INC., a Delaware corporation, with offices at 2700 S. Westmoreland, Dallas, Texas 75233 (herein referred to as "Industries"), (iv) PLASTICS MANUFACTURING COMPANY, a Delaware corporation, with offices at 2700 S. Westmoreland, Dallas, Texas 75233 ("Old Plastics"),
(v) PLASTICS MANUFACTURING COMPANY, a Nevada corporation, with offices at 2700
S. Westmoreland, Dallas, Texas 75233 ("New Plastics"), (vi) SUN COAST CLOSURES, INC., a Florida corporation with offices at 7350 26th Court East, Sarasota, Florida 34243 ("Closures"), and (vi) CUSTOM LAMINATES, INC., a Nevada corporation, with offices at 2700 S. Westmoreland, Dallas, Texas 75233 ("Laminates"). Industries, Old Plastics, New Plastics, Closures and Laminates are referred to from time to time herein individually as "Guarantor" and jointly as "Guarantors."

         WHEREAS, Lender, Borrower and Guarantors (other than New Plastics) entered into an Amended and Restated Loan and Security Agreement dated as of April 29, 1994, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated effective as of June 30, 1994 (the "First Amendment"), the Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 1994 (the "Second Amendment") and the Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 22, 1995 (the "Third Amendment") (as so amended by the First Amendment, the Second Amendment and the Third Amendment, and as amended and modified from time to time, the "Agreement");

         WHEREAS, in connection with the execution of the Agreement, Borrower executed and delivered unto Lender that certain Amended and Restated Capital Expenditures Term Note dated of even date therewith, in the maximum original principal amount of $10,000,000.00, payable to the order of Lender (the "Note");

         WHEREAS, Borrower intends to liquidate Old Plastics and to contribute the assets of Old Plastics to New Plastics, and, subject to the terms and conditions of this Amendment, Lender has consented to such liquidation;

         WHEREAS, Borrower has formed a new wholly-owned Subsidiary, New Plastics, which has acquired or will acquire the assets of Old Plastics and which has agreed to become a Guarantor under the Agreement in conjunction with this Amendment and to grant to Lender a security interest in all of its assets; and


         WHEREAS, Lender, Borrower and Guarantors desire to amend the Agreement and the Note as hereinafter set forth and New Plastics desires to become a party to the Agreement;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                           Amendments to Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

         Section 1.02. Amendment to Definition of "Applicable Interest Rate". The term "Applicable Interest Rate" as defined in the Agreement is amended in its entirety to read as follows:

                 "'Applicable Interest Rate' means at all times a per annum interest rate equal to the Reference Rate; provided, however, that if the ratio of Debt to Adjusted Tangible Net Worth exceeds 1.75 to 1 as of March 31, 1996 then the Applicable Interest Rate will be, at all times thereafter beginning on April 1, 1996, a per annum interest rate equal to the Reference Rate plus one percent (1%)."

         Section 1.03. The definitions "Capex Loan Offshore Rate", "Capex Loan Reference Rate", "Interest Period", "Interest Rate Election", "Interest Rate Election Notice", "Offshore Rate", "Offshore Rate Capex Loans", "Offshore Rate Loans", "Offshore Rate Revolving Loans", "Offshore Rate Term Loans", "Revolving Loan Offshore Rate" and "Term Loan Offshore Rate" are hereby deleted from the Agreement.

         Section 1.04. The definitions "Reference Rate Capex Loans", "Reference Rate Revolving Loans", "Reference Rate Term Loans", "Revolving Loan Reference Rate", "Term Loan Reference Rate" and "Capex Loan Reference Rate" are each amended by deleting any reference to the "subpart" of the definition of Applicable Interest Rate.

         Section 1.05. Article 1 of the Agreement is further amended by the addition of the following definitions:

                 "'Mandatory Capex Prepayment' means a prepayment of the Capital Expenditures Term Loan which equals 80% of the original cost or liquidation value of each item of Equipment which is transferred to Mexico pursuant to the Mexican Leases.

                 'Mexican Assignments' means each and every Collateral Assignment of Lease executed by Borrower or any Guarantor in favor of Lender related to the Mexican Leases.

                 'Mexican Leases' means the leases by Borrower of any of its Equipment to any of its Mexican Affiliates, including but not limited to, NovaPlast, S.A. de C.V.

                 'Payment Account' means each blocked bank account or bank account associated with a lock box, established pursuant to Section 6.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms acceptable to the Lender.

             'Unused Line Fee' shall have the meaning set forth in Section 3.4."

                                   ARTICLE II

                             Amendments to Sections

         Section 2.01. Termination of Interest Rate Options. Borrower agrees and acknowledges that it no longer has the option to request Offshore Rate Loans, and that all Loans going forward will be Reference Rate Loans.

         Section 2.02. Amendment to Section 2.3 of the Agreement. Section 2.3(i)(a) of the Agreement is hereby amended to read as follows:

                 "(a) the aggregate amount of up to Nine Million and No/100 Dollars ($9,000,000) during the term of this Agreement. "

All other provisions of Section 2.3 remain unchanged.

         Section 2.03.    Amendment to Section 3.4 of the Agreement.  A new
Section 3.4 is hereby added to the Agreement and reads in its entirety as follows:

                 "3.4     Unused Line Fee.  For every month during the term of
         this Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to three-eighths of one percent (0.375%) per annum, multiplied by the amount by which (a) the Maximum Revolving Credit Line then in effect exceeds the average closing daily unpaid balance of all Revolving Loans and all issued but undrawn Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty
         (360) days and actual days elapsed, shall begin to accrue on September 28, 1995, and shall be payable to the Lender on the first day of each Fiscal Quarter prior to the termination of this Agreement commencing on October 1, 1995 and with a final payment due and owing on the termination of this Agreement, with respect to the prior quarter or portion thereof."

         Section 2.04.    Amendment to Section 4.4 of the Agreement.  Section
4.4 of the Agreement is hereby amended by the addition of new subparagraph (d) which reads in its entirety as follows:

                 "(d)     Whenever Equipment is transferred to Mexico pursuant
         to a Mexican Lease, Borrower shall pay to Lender a Mandatory Capex Prepayment, provided however, that the initial Mandatory Capex Prepayment may be deferred by Borrower until March 31, 1996."

All other provisions of Section 4.4 remain unchanged.

         Section 2.05.    Amendment to Section 4.5 of the Agreement.  Section
4.5 of the Agreement is hereby amended in its entirety to read as follows:

                 "4.5     Repayment of Term Loan.  The Borrower shall repay the
         principal of the Capital Expenditures Term Loan in consecutive quarterly installments of Four Hundred Thirty Seven Thousand Five Hundred and No/100 Dollars ($437,500) each, commencing on the first day of October, 1995 and continuing on the first day of each consecutive Fiscal Quarter thereafter, with a final installment of the remaining balance due on April 1, 2000."

         Section 2.06.    Amendment to Section 6.8 of the Agreement.  Section
6.8 of the Agreement is hereby amended in its entirety to read as follows:

                          "6.8    Collateral Reporting.  The Borrower will
                 provide the Lender each month with a Borrowing Base Certificate in the Form of Exhibit R (the "Collateral Report") which is attached to the Agreement and made a part hereof. Such Collateral Report will be submitted no later than the last day of the month following the month for which the information contained in the Collateral Report has been compiled. In addition, five (5) days prior to any date for which a Revolving Loan has been requested, Borrower will submit to Lender a current accounts receivable aging report."

         Section 2.07.    Amendment to Section 6.10 of the Agreement.  Section
6.10 of the Agreement is hereby amended in its entirety to read as follows:

                 "6.10    Collection of Accounts.  (a)      Until the Lender
         notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender and shall receive all payments as the Lender's trustee. After an Event of Default has occurred, if the Lender requests, the Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Lender and the Borrower and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, the Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service.
         If, notwithstanding such instructions, the Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any such lock box or Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Borrower, at the Lender's request, shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                 (b) If sales of Inventory are made for cash, the Borrower shall immediately deliver to the Lender the identical checks, cash or other forms of payment which the Borrower receives."

         Section 2.08.    Amendment to Section 7.2 of the Agreement.  Section
7.2 of the Agreement is hereby amended by the addition of new subsection (g) which reads as follow:

                 "(g)     As soon as available, but in any event not later than
         thirty (30) days after the end of each month, (i) monthly financial statements in a format comparable to the financial forecasts attached to this Amendment as Appendix 1, with a gross profit margin analysis by segment as set forth on Appendix 2, and (ii) monthly status reports on Capital Expenditures related to NovaPlast, S.A. de C.V. accompanied by a comparison of all such Capital Expenditures to the Capital Expenditures set forth on Borrower's plan, a copy of which will be attached to this Amendment no later than October 6, 1995 as Appendix
         3. If the monthly financial statements and gross profit margin analysis described in subsection (i) above deviate significantly from Borrower's plan therefor, a narrative explanation of such deviations will be required."

         Section 2.09.    Amendment to Section 9.16(b) of the Agreement.
Section 9.16(b) of the Agreement is hereby amended in its entirety to read as follows:

                 "(b)     Borrower has formed a wholly-owned United States
         Subsidiary, Sun Coast Acquisition, Inc., which has formed in turn a wholly-owned Mexican Subsidiary, Sun Coast de Mexico, S.A. de C.V. ("S.C. Mexico"). S.C. Mexico has purchased the stock of NovaPlast, S.A. de C.V. ("NovaPlast") for (i) approximately $1,000,000 in cash (including the repayment of certain bank debt owed by NovaPlast), (ii) a note for approximately $300,000, and (iii) a note for approximately $1,000,000, the two notes being referred to as the "Acquisition Notes". Borrower may provide the two foregoing Subsidiaries (A) up to a $750,000 working capital facility, and (B) sufficient funds to enable the Subsidiaries to make their regularly scheduled payments of principal only* under the Acquisition Notes in an amount not to exceed $500,000 per year, provided (x) no Event of Default has occurred and is continuing under the Agreement or (y) the making of any such payment would result in an Event of Default. The Subsidiaries will be required to make interest payments under the notes. NovaPlast may incur up to $250,000 in third party debt for capital expenditures which debt may be guaranteed by Borrower and its Affiliates. Borrower and the Guarantors may enter into the Mexican Leases which relate to the Equipment set forth on Appendix 4 hereto (the "Identified Equipment") subject to (i) Borrower's payment to Lender of the Mandatory Capex Prepayment, and (ii) Borrower's or the lessor Guarantor's execution of the Mexican Assignments. If Borrower or any Guarantor wishes to enter into any Mexican Leases relating to Equipment other than the Identified Equipment, Borrower must first obtain Lender's approval which approval may be withheld at Lender's sole discretion. Borrower will, at Lenders' request, cause either or both of such Subsidiaries to execute an Affiliate Guaranty, pledge its stock in such United States Subsidiary to Lender, and/or cause such United Stated Subsidiary to pledge its stock in such
Mexican Subsidiary to Lender."

         Section 2.10.    Amendment to Section 9.17 of the Agreement.  Section
9.17 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.17    Capital Expenditures.  Neither Industries nor any of
         its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries would exceed One Million One Hundred Thousand and No/100 Dollars ($1,100,000) for the Fiscal Quarter ending September 30, 1995; Nine Hundred Fifty-Five Thousand and No/100 Dollars ($955,000) for the Fiscal Quarter ending December 31, 1995; Three Hundred Fifty Thousand and No/100 Dollars ($350,000) for the Fiscal Quarter ending March 31, 1996; and Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000) for the Fiscal Quarter ending June 30, 1996 and each Fiscal Quarter ending thereafter."

         Section 2.11.    Amendment to Section 9.18 of the Agreement.  Section
9.18 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.18    Industries and its Subsidiaries will maintain on a
         consolidated basis a Cash Flow Ratio of not less than the following ratios at the end of each of the following Fiscal Quarters:

                 Fiscal Quarter Ending                                       Ratio
                 September 30, 1995                                          1.25 to 1
                 December 31, 1995                                           1 to 1
                 March 31, 1996                                              1.20 to 1
                 June 30, 1996 and each
                          Fiscal Quarter thereafter                          1.85 to 1

         This ratio will be calculated at the end of each Fiscal Quarter using the Cash Flow from that quarter and each of the three immediately preceding quarters. The current portion of long term debt will be measured as of the last day of such Fiscal Quarter, and will exclude the liabilities of Borrower under the Revolving Loan facility."

         Section 2.12.    Amendment to Section 9.19 of the Agreement.  Section
9.19 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.19    Debt Ratio.  Industries and its Subsidiaries on a
         consolidated basis will not permit the ratio of Debt to Adjusted Tangible Net Worth to exceed the following ratios at the end of each of the following respective Fiscal Quarters:

                          Fiscal Quarter Ending                              Ratio
                          September 30, 1995                                 3 to 1
                          December 31, 1995                                  3 to 1
                          March 31, 1996                                     2.85 to 1
                          June 30, 1996 and each
                          Fiscal Quarter thereafter                          2.55 to 1"

         Section 2.13.    Amendment to Section 9.20 of the Agreement.  Section
9.20 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.20    Current Ratio.  Industries and its Subsidiaries on a
         consolidated basis will not permit the ratio of (a) Current Assets to
         (b) Current Liabilities to be less than 1 to 1 at the end of any Fiscal Quarter. Outstanding Revolving Loans shall be included as part of Current Liabilities."

         Section 2.14.    Amendment to Section 9.21 of the Agreement.  Section
9.21 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.21    Adjusted Tangible Net Worth.

                 (a) Industries and its Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth to be less than the following amounts at the end of each of the following Fiscal Quarters:

                          Fiscal Quarter Ending                              Amount

                          September 30, 1995                                 $ 13,775,000
                          December 31, 1995                                  $ 13,500,000
                          March 31,1 996                                     $ 14,100,000
                          June 30, 1996, and each
                                  Fiscal Quarter thereafter                  $ 15,325,000

                 (b) Plastics will not permit the Plastics Adjusted Tangible Net Worth to be less than the following amounts at the end of each of the following Fiscal Quarters:

                          Fiscal Quarter Ending                              Amount

                          September 30, 1995                                 $ 2,100,000
                          December 31, 1995                                  $ 1,400,000
                          March 31, 1996                                     $ 1,525,000
                          June 30, 1996, and each
                                  Fiscal Quarter thereafter                  $ 2,000,000

                 (c) Closures will not permit the Closures Adjusted Tangible Net Worth to be less than the following amounts at the end of each of the following Fiscal Quarters:

                          Fiscal Quarter Ending                              Amount

                          September 30, 1995                                 $ 4,900,000
                          December 31, 1995                                  $ 5,150,000
                          March 31, 1996                                     $ 5,400,000
                          June 30, 1996, and each
                                  Fiscal Quarter thereafter                  $ 5,800,000"

         2.15. Amendments to Article 12 of the Agreement. Article 12 is hereby amended to read in its entirety as follows:

                 "The initial term of this Agreement shall be from the Renewal Date to January 31, 1997 (the "Termination Date"). The Borrower may also terminate this Agreement at any time during its initial term if: (a) it gives the Lender ten (10) days prior written notice of termination by registered or certified mail; and (b) it pays and performs all Obligations on or prior to the effective date of termination. If Borrower prepays all Obligations on or prior to October 31, 1995, Borrower shall pay Lender a prepayment premium in an amount equal to one percent (1%) of the then outstanding balance of all Loans and Letter of Credit. The Lender may also terminate this Agreement as provided in Section 11.2. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal of and accrued interest on the Term Loan and the Capital

                 Expenditures Term Loan) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full (other than indemnification obligations which are to survive the termination hereof), the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

                                  ARTICLE III

                              Modification of Note

         Section 3.01. Superseding Provisions. In the event and to the extent that any terms and provisions set forth in the Note are inconsistent with the terms and provisions set forth in this Amendment, then the terms and provisions of this Amendment shall modify and supersede any such inconsistent terms and provisions.

                                   ARTICLE IV

                                 Miscellaneous

         Section 4.01. Ratifications; Grant of Security Interest. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the Note, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender, Borrower and each Guarantor agree that the Agreement, as amended hereby, and the Note shall continue to be legal, valid, binding and enforceable in accordance with their terms. New Plastics specifically ratifies the Agreement and agrees that it is hereby made a party thereto and is bound by all the terms and provisions thereof. In connection therewith, New Plastics hereby grants to Lender a security interest in all of the Collateral of New Plastics, including, but not limited to, all of the Receivables, Inventory, Equipment, Proprietary Rights and Proceeds of New Plastics.

         Section 4.02. Representations and Warranties. Each of Borrower and each Guarantor (each being referred to as a "Loan Party") hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan documents to which it is or is to be a party executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower or such Guarantor and will not violate the Certificate or Articles of Incorporation or Bylaws of Borrower or such Guarantor.

         Section 4.03. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

                 (a) Each Loan Party shall have executed and delivered such other documents and instruments as Lender may require, including, without limitation, a certificate executed by an officer of each Loan Party certifying as to the following:

                          (i) Resolutions. The Board of Directors of each Loan Party has adopted resolutions which authorize the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to be a party;

                          (ii) Incumbency. The incumbency of the officers of such Loan Party authorized to sign this Agreement and each of the other Loan Documents to which such Loan Party is or is to be a party;

                          (iii) Articles of Incorporation. The certificate or articles of incorporation of each Loan Party;

                          (iv)  Bylaws.  The bylaws of each Loan Party;

                          (v) Good Standing, etc. The existence, good standing and qualification of each Loan Party.

                 (b) Borrower shall have delivered to Lender a list of all Equipment that may be leased under the Mexican Leases.

                 (c) Borrower will pay to Lender an amendment fee in the amount of $25,000.00.

                 (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

         Section 4.04. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan

Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

         Section 4.05. Reference to Agreement. The Agreement and the Note, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 4.06. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 4.07. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 4.08. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender, Borrower, Guarantors and their respective successors and assigns; provided, however, that neither Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower and Guarantors.

         Section 4.09. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 4.10. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty.

         Section 4.11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 4.12. Releases. As a material inducement to Lender to enter into this Amendment, each of Borrower and each Guarantor (including Old Plastics) hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Each of Borrower and each Guarantor hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower or any Guarantor now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower or any Guarantor and the Released Parties,
(c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or (f) slander, libel or damage to reputation; all hereinafter being collectively referred to as the "Claims", all of which Claims are hereby waived.

         Section 4.13.    Expenses of Lender.  Borrower agrees to pay on demand
(i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, all prior notices and correspondence related hereto, and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement and termination of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the reasonable costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

         Section 4.13. CONSENTS AND REAFFIRMATIONS. Each Guarantor hereby consents to the terms and conditions of this Amendment and reaffirms its obligations under its Guaranty and agrees that the Security Interests granted to Lender pursuant to the Loan Documents, together with such Guaranty, remain in full force and effect and are hereby ratified and confirmed.

         Section 4.14. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS AMONG LENDER, BORROWER AND ALL GUARANTORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                        BANK OF AMERICA TEXAS, N.A.


                                        By:
                                                 Donald P. Hellman
                                                 Vice President

                                        SUN COAST HOLDINGS, INC.


                                        By:
                                                 Cynthia R. Morris
                                                 Vice Chairman of the Board

                                        SUN COAST INDUSTRIES, INC.


                                        By:
                                                 Cynthia R. Morris
                                                 Treasurer

                                        PLASTICS MANUFACTURING COMPANY,
                                        a Nevada corporation


                                        By:
                                                 Cynthia R. Morris
                                                 Vice President

                                        PLASTICS MANUFACTURING COMPANY,
                                        a Delaware corporation


                                        By:
                                                 Cynthia R. Morris
                                                 Vice President

                                        SUN COAST CLOSURES, INC.


                                        By:
                                                 R. Carter Pate
                                                 Chief Executive Officer

                                        CUSTOM LAMINATES, INC.


                                        By:
                                                 Cynthia R. Morris
                                                 Vice President